Exhibit 32.1
                                  ------------



                            CERTIFICATION PURSUANT TO
                       18 U.S.C. SECTION 1350, AS ADOPTED
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002



              In connection with the quarterly report of Tels Corporation (the "Company") on Form 10-QSB for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report") the undersigned in the capacity and on the date indicated below, hereby certifies that pursuant to 18 USC Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to his knowledge:

              1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and the information contained in this Report fairly presents in all aLl material respects, the financial condition and results of operations of the Company.



Dated: April 22, 2004
/s/ Ron Wolfbauer, Jr.
Ron Wolfbauer, Jr.
Chief Executive Officer/President
Tels Corporation (Principal Executive and Financial Officer)